                                                                    EXHIBIT 5.01

AmerUs Group Co.                                              Joseph K. Haggerty
699 Walnut Street                                          Senior Vice President
Des Moines, IA  50309-3948                                     & General Counsel
Mailing Address:
P.O. Box 1555
Des Moines, IA 50306-1555                                          July 12, 2005
515/362-3689
515/362-3648 Fax
                                                         AMERUS
                                                                 GROUP
AmerUs Group Co.
AmerUs Capital IV
AmerUs Capital V
AmerUs Group LLC I
AmerUs Group LLC II
c/o AmerUs Group Co.
699 Walnut Street
Des Moines, Iowa  50309
Facsimile No.: (515) 362-3648


                           Re:      AmerUs Group Co.
                                    AmerUs Capital IV
                                    AmerUs Capital V
                                    AmerUs Group LLC I
                                    AmerUs Group LLC II
                                    Registration Statement on Form S-3
                                    ----------------------------------

Ladies and Gentlemen:

                  As Senior Vice President and General Counsel of AmerUs Group Co., an Iowa corporation (the "Company"), and special counsel to AmerUs Capital IV and AmerUs Capital V (together, the "Trusts"), each a statutory trust created under the Delaware Statutory Trust Act, and special counsel to AmerUs Group LLC I and AmerUs Group LLC II (together, the "LLCs"), each a limited liability company created under the Delaware Limited Liability Company Act, I am furnishing this opinion to you, in connection with the Registration Statement on Form S-3 (the "Registration Statement") to be filed on the date hereof by the Company, the Trusts and the LLCs with the Securities and Exchange Commission (the "Commission"). The Registration Statement relates to the issuance and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act of 1933, as amended (the "Securities Act"), of the following securities of the Company with a proposed aggregate maximum offering price of up to $1,500,000,000 or the equivalent thereof: (i) debt securities representing unsecured obligations of the Company, which may be senior debt securities (the "Senior Debt Securities") to be issued pursuant to a senior indenture (the "Senior Indenture"), proposed to be entered into between the Company and The Bank of New York Trust Company N.A., as trustee (the "Institutional Trustee"), subordinated debt securities ("Subordinated Debt Securities") to be issued pursuant to a subordinated indenture (the "Subordinated Indenture"), proposed to be entered into between the Company and the Institutional Trustee, or junior subordinated debt securities (the "Junior Subordinated Debt Securities" and, together with the Senior Debt Securities and the Subordinated Debt Securities, the "Debt Securities") to be issued pursuant to a junior subordinated indenture (the "Junior Subordinated Indenture" and, together with the Senior Indenture and the
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AmerUs Group Co.
AmerUs Capital IV
AmerUs Capital V
AmerUs Group LLC I
AmerUs Group LLC II
July 12, 2005
Page 2


Subordinated Indenture, the "Indentures"), to be entered between the Company and the Institutional Trustee; (ii) shares of preferred stock of the Company (the "Preferred Stock"), no par value per share, in one or more series; (iii) shares of common stock of the Company (the "Common Stock"), no par value per share;
(iv) depositary shares (the "Depositary Shares") representing an interest in the Preferred Stock which may be issued pursuant to a Depositary Agreement (the "Depositary Agreement") (the form of which will be filed by amendment to the Registration Statement or by a report on Form 8-K pursuant to Item 601 of Regulation S-K under the Act); (v) warrants (the "Warrants") representing the right to receive, upon exercise, the Debt Securities, shares of the Common Stock, shares of the Preferred Stock, Depositary Shares or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing, which may be issued pursuant to one or more warrant agreements (the form of which will be filed by amendment to the Registration Statement or by a report on Form 8-K pursuant to Item 601 of Regulation S-K under the Act), proposed to be entered into with one or more warrant agents to be named; (vi) stock purchase contracts (the "Stock Purchase Contracts") to purchase shares of the Common Stock; (vii) stock purchase units (the "Stock Purchase Units"), each representing ownership of a Stock Purchase Contract and Debt Securities, Preferred Securities or debt obligations of third-parties, including U.S. treasury securities or any combination of the foregoing, securing the holder's obligation to purchase Common Stock or other securities under the Stock Purchase Contracts; (viii) preferred securities of the Trusts (the "Trust Preferred Securities"), which may be issued by the Trusts pursuant to their respective Amended and Restated Trust Agreements, proposed to be entered into by the Company and the Institutional Trustee (each, an "Amended and Restated Trust Agreement"); (ix) preferred securities of the LLCs (the "LLC Preferred Securities"), which may be issued by the LLCs pursuant to their respective Amended and Restated Limited Liability Company Agreements, proposed to be entered into by the Company (each, an "Amended and Restated Limited Liability Company Agreement"), (x) guarantees of the Company (the "Preferred Securities Guarantees") of the Trust Preferred Securities or the LLC Preferred Securities, which may be issued in the form of a Preferred Securities Guarantee Agreement proposed to be entered into by the Company and the Institutional Trustee, in the case of Trust Preferred Securities, or by the Company and the respective LLCs, in the case of LLC Preferred Securities (each, a "Guarantee Agreement") and (xi) such indeterminate number of shares of Common Stock, Preferred Stock, or Depositary Shares and such indeterminate principal amount of Debt Securities as may be issuable upon conversion, exchange, settlement or exercise of any Warrants, Debt Securities, Preferred Stock, Depositary Shares, Stock Purchase Contracts or Stock Purchase Units (together, the "Convertible Securities"). The Debt Securities, the Preferred Stock, the Common Stock, the Depositary Shares, the Warrants, the Stock Purchase Contracts, the Stock Purchase Units, the Trust Preferred Securities, the LLC Preferred Securities and the Preferred Securities Guarantees, are collectively referred to herein as the "Offered Securities."

                  This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

AmerUs Group Co.
AmerUs Capital IV
AmerUs Capital V
AmerUs Group LLC I
AmerUs Group LLC II
July 12, 2005
Page 3



                  I am a member of the Bar of the State of Iowa and an officer and shareholder of the Company. I advise you that (a) I am also a shareholder of Nyemaster, Goode, West, Hansell & O'Brien, P.C. and (b) other shareholders of Nyemaster, Goode, West, Hansell & O'Brien, P.C. are also investors in the Company.

                  In connection with this opinion, I have, or an attorney supervised by me has, examined and is familiar with originals or copies, certified or otherwise identified to my satisfaction, of such documents, corporate records and other instruments as I have deemed necessary or appropriate in connection with this opinion, including:

                  (a)      the Registration Statement;

                  (b) the form of each of the Indentures, each filed as an exhibit to the Registration Statement;

                  (c) the form of each of the Guarantee Agreements, each filed as an exhibit to the Registration Statement;

                  (d) the Amended and Restated Articles of Incorporation (the "Amended and Restated Articles of Incorporation") of the Company, as currently in effect;

                  (e) the Amended and Restated By-laws of the Company (the "Amended and Restated By-laws"), as currently in effect;

                  (f) the specimen certificate ("Specimen Certificate") evidencing the Common Stock of the Company; and

                  (g) certain resolutions adopted by the Board of Directors of the Company (the "Board of Directors") relating to the Offered Securities;

                  In my examinations, I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified, conformed, photostatic or facsimile copies and the authenticity of the originals of such documents. In making my examination of executed documents or documents to be executed, I have assumed that the parties thereto, other than the Company, have been duly organized and are and will continue to be validly existing and, where applicable, in good standing under the laws of their respective jurisdictions of incorporation or organization, and had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and that such documents constitute or will constitute valid and binding obligations of such parties.

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AmerUs Group Co.
AmerUs Capital IV
AmerUs Capital V
AmerUs Group LLC I
AmerUs Group LLC II
July 12, 2005
Page 4



                  I have also assumed that each of the Indentures, the Preferred Securities Guarantees and the Guarantee Agreements will be executed and delivered in substantially the form reviewed by me. In addition, I have assumed that the terms of the Offered Securities will have been established so as not to, and that the execution and delivery by the Company and the Trusts, as applicable, of, and the performance of their respective obligations under, the Indentures, the Offered Securities, the Guarantee Agreements, any warrant agreement and any purchase contract agreement, will not violate, conflict with or constitute a default under (i) any agreement or other instrument to which the Company, the Trusts, the LLCs or their respective properties are subject; (ii) any law, rule or regulation to which the Company, any of the Trusts or any of the LLCs is subject; (iii) any judicial or regulatory order or decree of any governmental authority; or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with, any governmental authority.

                  I have also assumed that (i) prior to the issuance of any Offered Securities, the Company will have duly authorized the issuance and terms of the Offered Securities under Iowa law; (ii) prior to the issuance of any Offered Securities, each of the Indentures, the Guarantee Agreements, any warrant agreement and any purchase contract agreement, as applicable, and each certificate or other executed document evidencing Offered Securities, will be duly authorized, executed and delivered by the Company under Iowa law; (iii) the choice of New York law in each of the Indentures, the Guarantee Agreements, and, if applicable, any warrant agreement or purchase contract agreement is legal and valid under the laws of other applicable jurisdictions; (iv) the execution and delivery by the Company of each of the Indentures, each Guarantee Agreement, any warrant agreement, any purchase contract agreement and each other certificate or executed document evidencing Offered Securities and the performance by the Company of its obligations thereunder did not and will not violate or conflict with any laws of Iowa; (v) the Company has and will have otherwise complied with all aspects of the laws of Iowa in connection with the issuance of the Offered Securities as contemplated by the Registration Statement; (vi) the stock certificates evidencing the Preferred Stock to be issued will be in a form that complies with, and the terms of such Preferred Stock will be duly established in accordance with the Iowa Business Corporate Act (the "IBCA"); and (vii) the stock certificate evidencing any Common Stock issued will conform to the Specimen Certificate which I examined and will be duly executed and delivered. As to any facts material to the opinions expressed herein that I did not independently establish or verify, I have relied upon oral or written statements and representations of officers and other representatives of the Company, the Trusts and others.

                  My opinions set forth below are limited to the laws of the State of Iowa, and I do not express any opinion herein concerning any other law.

                  Based on the foregoing and subject to the qualifications stated herein, I am of the opinion that:

                  1. With respect to any series of Debt Securities to be offered pursuant to the Registration Statement (the "Offered Debt Securities"), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under


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AmerUs Group Co.
AmerUs Capital IV
AmerUs Capital V
AmerUs Group LLC I
AmerUs Group LLC II
July 12, 2005
Page 5



the Act and the applicable Indenture has been qualified under the Trust Indenture Act of 1939, as amended; (ii) an appropriate prospectus supplement or term sheet with respect to the Offered Debt Securities has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; (iii) if the Offered Debt Securities are to be sold pursuant to a firm commitment underwritten offering, an underwriting agreement with respect to the Offered Debt Securities has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors of the Company, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Debt Securities and related matters; (v) the terms of the Offered Debt Securities and of their issuance and sale have been duly established in conformity with the applicable Indenture; and (vi) the applicable Indenture has been duly executed and delivered by each party thereto and the Offered Debt Securities have been duly executed and authenticated in accordance with the provisions of the applicable Indenture, duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor and duly issued and sold in the applicable form to be filed as an exhibit to the Registration Statement or any amendment thereto and in the manner contemplated in the Registration Statement or any prospectus supplement or term sheet relating thereto, the Offered Debt Securities (including any Debt Securities duly issued upon conversion, exchange or exercise of any Convertible Securities), when issued and sold in accordance with the applicable Indenture and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding underwriting or agency agreement, will be duly authorized.

                  2. With respect to the shares of any series of Preferred Stock (the "Offered Preferred Stock"), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act; (ii) an appropriate prospectus supplement or term sheet with respect to the shares of the Offered Preferred Stock has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; (iii) if the Offered Preferred Stock is to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the shares of the Offered Preferred Stock has been duly authorized, executed and delivered by the Company and the other parties thereto;
(iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the shares of the Offered Preferred Stock and related matters, including the adoption of a Certificate of Amendment to the Amended and Restated Certificate of Incorporation for the Offered Preferred Stock (the "Certificate of Amendment") in accordance with the applicable provisions of the IBCA; (v) the filing of the Certificate of Amendment with the Secretary of State of the State of Iowa has duly occurred;
(vi) the terms of the Offered Preferred Stock and of their issuance and sale have been duly established in conformity with the Amended and Restated Certificate of Incorporation, including the Certificate of Amendment relating to the Offered Preferred Stock, and the Amended and Restated By-laws of the Company, so as not to violate any applicable law, the Amended and Restated Certificate of Incorporation or the Amended and Restated By-laws or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company;


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AmerUs Group Co.
AmerUs Capital IV
AmerUs Capital V
AmerUs Group LLC I
AmerUs Group LLC II
July 12, 2005
Page 6



and (vii) certificates in the form required under the IBCA representing the shares of the Offered Preferred Stock are duly executed, countersigned, registered and delivered upon payment of the agreed-upon consideration therefor, the shares of the Offered Preferred Stock, including any Preferred Stock duly issued upon conversion, exchange or exercise of any Convertible Securities, when issued or sold in accordance with the applicable underwriting agreement or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be duly authorized, validly issued, fully paid and nonassessable. In rendering the opinion set forth in this paragraph 2, I have assumed that, at the time of issuance of any shares of Preferred Stock upon conversion, exchange, exercise or settlement of any Convertible Securities, the Amended and Restated Articles of Incorporation, the Amended and Restated By-Laws and the IBCA shall not have been amended so as to affect the validity of such issuance.

                  3. With respect to any offering of Common Stock by the Company (the "Offered Common Stock"), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act; (ii) an appropriate prospectus supplement or term sheet with respect to the Offered Common Stock has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder;
(iii) if the Offered Common Stock is to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Common Stock has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance of the Offered Common Stock and related matters; (v) the terms of the issuance and sale of the Offered Common Stock have been duly established in conformity with the Amended and Restated Certificate of Incorporation and the Amended and Restated By-laws so as not to violate any applicable law, the Amended and Restated Certificate of Incorporation or the Amended and Restated By-laws or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vi) certificates in the form required under the IBCA representing the shares of Offered Common Stock are duly executed, countersigned, registered and delivered upon payment of the agreed upon consideration therefor, the shares of Offered Common Stock (including any Common Stock duly issued upon conversion, exchange or exercise of any Convertible Securities), when issued and sold in accordance with the applicable underwriting agreement with respect to the Offered Common Stock or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be duly authorized, validly issued, fully paid and nonassessable. In rendering the opinion set forth in this paragraph 3, I have assumed that, at the time of issuance of any shares of Common Stock upon conversion, exchange, exercise or settlement of any Convertible Securities, the Amended and Restated Articles of Incorporation, the Amended and Restated By-Laws and the IBCA shall not have been amended so as to affect the validity of such issuance.

                  4. With respect to any Depositary Shares to be offered pursuant to the Registration Statement (the "Offered Depositary Shares"), when
(i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under





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AmerUs Group Co.
AmerUs Capital IV
AmerUs Capital V
AmerUs Group LLC I
AmerUs Group LLC II
July 12, 2005
Page 7



the Act; (ii) an appropriate prospectus supplement or term sheet with respect to the Offered Depositary Shares has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder;
(iii) if the Offered Depositary Shares are to be sold pursuant to a firm commitment underwritten offering, a purchase agreement with respect to the Offered Depositary Shares has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the terms of the Offered Depositary Shares and of their issuance and sale have been duly established in conformity with the applicable Depositary Agreement relating to such Offered Depositary Shares and the Offered Depositary Shares have been duly executed and countersigned in accordance with the provisions of the applicable Depositary Agreement and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor; (v) the shares of Preferred Stock or Common Stock relating to such Offered Depositary Shares have been duly issued and paid for in the manner contemplated in the Registration Statement and any prospectus supplement relating thereto; and (vi) the receipts evidencing such Offered Depositary Shares are duly issued against the deposit of such Preferred Stock or Common Stock in accordance with the Depositary Agreement, such receipts will be validly issued and will entitle the holders thereof to the rights specified therein and in the Depositary Agreement, the Offered Depositary Shares (including any Depositary Shares duly issued upon conversion, exchange or exercise of any Convertible Securities), when issued and sold in accordance with the applicable Depositary Agreement and the applicable purchase agreement or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be duly authorized.

                  5. With respect to any series of Warrants to be offered pursuant to the Registration Statement (the "Offered Warrants"), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act; (ii) an appropriate prospectus supplement or term sheet with respect to the Offered Warrants has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; (iii) if the Offered Warrants are to be sold pursuant to a firm commitment underwritten offering, a purchase agreement with respect to the Offered Warrants has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the applicable warrant agreement has been duly authorized, executed and delivered by the Company and the other parties thereto; and (v) the Offered Warrants have been duly executed and delivered by the Company to the purchasers thereof upon payment of the agreed-upon consideration therefor in the manner contemplated in the Registration Statement or any prospectus supplement or term sheet relating thereto, the Offered Warrants (including any Warrants duly issued upon conversion, exchange or exercise of any Convertible Securities), when issued and sold in accordance with the applicable warrant agreement and the applicable purchase agreement or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be duly authorized.

                  6. With respect to any Stock Purchase Contracts to be offered pursuant to the Registration Statement (the "Offered Stock Purchase Contracts"), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act;
(ii) an appropriate prospectus supplement or term sheet with respect to the Offered Stock Purchase Contracts has been prepared, delivered and filed in compliance with

AmerUs Group Co.
AmerUs Capital IV
AmerUs Capital V
AmerUs Group LLC I
AmerUs Group LLC II
July 12, 2005
Page 8



the Act and the applicable rules and regulations thereunder; (iii) if the Offered Stock Purchase Contracts are to be sold pursuant to a firm commitment underwritten offering, a purchase agreement with respect to the Offered Stock Purchase Contracts has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the applicable purchase contract agreement has been duly authorized, executed and delivered by the Company and the other parties thereto; and (vi) the terms of the Offered Stock Purchase Contracts and of the issuance and sale thereof have been duly established in conformity with the applicable purchase contract agreement, including all necessary corporate action to authorize the issuance and terms of the Offered Stock Purchase Contracts that are a component of the Stock Purchase Units (including authorization of the issuance of the Common Stock, the Preferred Stock or the Debt Securities to be issued pursuant to such Offered Stock Purchase Contracts) and the Offered Stock Purchase Contracts have been duly executed and authenticated in accordance with the provisions of the applicable purchase contract agreement and duly delivered to the purchasers thereof upon the payment of the agreed-upon consideration therefor in the manner contemplated in the Registration Statement or any prospectus supplement or term sheet relating thereto, the Offered Stock Purchase Contracts, when issued and sold in accordance with the applicable purchase contract agreement and the applicable purchase agreement, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be duly authorized.

                  7. With respect to any Stock Purchase Units to be offered pursuant to the Registration Statement (the "Offered Stock Purchase Units"), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act; (ii) an appropriate prospectus supplement or term sheet with respect to the Offered Stock Purchase Units has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; (iii) if the Offered Stock Purchase Units are to be sold pursuant to a firm commitment underwritten offering, a purchase agreement with respect to the Offered Stock Purchase Units has been duly authorized, executed and delivered by the Company and the other parties thereto; and (iv) the terms of the Offered Stock Purchase Units and the related Stock Purchase Contracts and of their issuance and sale have been duly established, in conformity with the applicable purchase contract agreements that are a component of the Offered Stock Purchase Units (including authorization of the issuance of the Common Stock, the Preferred Stock or the Debt Securities to be issued pursuant to such Stock Purchase Contracts), and the applicable stock purchase contracts have been duly executed and authenticated in accordance with the provisions of the applicable purchase contract agreement and duly delivered to the purchasers thereof upon the payment of the agreed-upon consideration therefor in the manner contemplated in the Registration Statement or any prospectus supplement or term sheet relating thereto, the Offered Stock Purchase Units, when issued and sold in accordance with the applicable purchase contract agreement and the applicable purchase agreement, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be duly authorized.

                  8. With respect to the Preferred Securities Guarantees to be offered pursuant to the Registration Statement (the "Offered Preferred Securities Guarantees"), when (i) the Registration Statement, as finally amended (including all necessary post-effective



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AmerUs Group Co.
AmerUs Capital IV
AmerUs Capital V
AmerUs Group LLC I
AmerUs Group LLC II
July 12, 2005
Page 9



amendments), has become effective under the Act; (ii) an appropriate prospectus supplement or term sheet with respect to the Trust Preferred Securities to be offered pursuant to the Registration Statement (the "Offered Trust Preferred Securities") or the LLC Preferred Securities to be offered pursuant to the Registration Statement (the "Offered LLC Preferred Securities"), as the case may be, and the related Offered Preferred Securities Guarantees has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; (iii) if the Offered Trust Preferred Securities or the Offered LLC Preferred Securities, as the case may be, are to be sold pursuant to a firm commitment underwritten offering, a purchase agreement with respect to the applicable Offered Trust Preferred Securities or the Offered LLC Preferred Securities, as the case may be, and the related Offered Preferred Securities Guarantee has been duly authorized, executed and delivered by the applicable Trust or LLC, as the case may be, and the other parties thereto; and (iv) the terms of the Offered Preferred Securities Guarantee have been duly established in conformity with the applicable Guarantee Agreement and the Offered Preferred Securities Guarantees have been duly executed and countersigned in accordance with the provisions of the applicable Guarantee Agreement and duly issued in the manner contemplated in the Registration Statement or any prospectus supplement or term sheet relating thereto, the Offered Preferred Securities Guarantees, when issued in accordance with the applicable Guarantee Agreement and Amended and Restated Trust Agreement or the Amended and Restated Limited Liability Company Agreement, as the case may be, and the applicable purchase agreement, if any, or any other duly authorized, executed and delivered valid and binding underwriting or agency agreement, will be duly authorized.

AmerUs Group Co.
AmerUs Capital IV
AmerUs Capital V
AmerUs Group LLC I
AmerUs Group LLC II
July 12, 2005
Page 10



                  I hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. I also consent to the reference to me under the heading "Validity of Securities" in the Registration Statement. In giving this consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission. This opinion is expressed as of the date hereof unless otherwise expressly stated, and I disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law.



                                                 Very truly yours,



                                                 /s/ Joseph K. Haggerty, Esq.